Exhibit 99.1

For Immediate Release — August 13, 2003

For Information Contact:

Curtis L. Hage, Chairman, President and CEO

Sioux Falls, South Dakota

Phone:  (605) 333-7556

HF Financial Corp. Announces Sale of Insurance Company Book of Business

Curtis L. Hage, Chairman, President and CEO of HF Financial Corp. (the “Company”) (NASDAQ Symbol “HFFC”) announced today the sale of the Property and Casualty book of business of Hometown Insurors, Inc. (“Hometown”) to Olson and Associates Insurors, Inc. (“Olson”) of Sioux Falls, SD.  The cash transaction closed on August 8, 2003.

Mr. Hage stated, “The Company has been involved in the personal and commercial insurance business for 53 years.  We are confident our Property and Casualty insurance customers will be well served by Jim Olson and his fine staff.  The sale of this book of business reflects management’s focus on developing core business strategies to better serve our markets.”